UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 17, 2008

                           INTRAOP MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)



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      Nevada                      000-49735                     87-0642947
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 (State or other          (Commission File Number)            (IRS Employer
 jurisdiction of                                            Identification No.)
  incorporation)

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                               570 Del Rey Avenue
                               Sunnyvale, CA 94085

               (Address of principal executive offices) (Zip Code)
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       Registrant's telephone number, including area code: (408) 636-1020

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240. 14.a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240. 14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))


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Item 3.02.        Unregistered Sales of Equity Securities.

         On June 17, 2008, Intraop Medical Corporation, or IntraOp, had a second closing pursuant to the Common Stock Purchase Agreement dated June 10, 2008. At the second closing we sold 5,333,333 shares of our common stock for an aggregate purchase price of $400,000 to one investor. To date, we have sold an aggregate of 12,000,000 shares of our common stock for a total purchase price of $900,000 pursuant to the Common Stock Purchase Agreement. The Common Stock Purchase Agreement provides that we can sell up to a total of 53,333,333 shares of our common stock for an aggregate purchase price of up to $4,000,000 in one or more closings to occur no later than July 31, 2008.

         The sale and issuance of the common stock were made in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Proceeds from the sale of common stock received by IntraOp will be used for general working capital purposes.

         The Common Stock Purchase Agreement is attached as an exhibit to the Form 8-K we filed on June 12, 2008.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTRAOP MEDICAL CORPORATION


Date: June 18, 2008                    By: /s/ Howard Solovei
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                                       Howard Solovei
                                       Chief Financial Officer


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